UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2021

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Centene Corporation (“Centene”) appointed Andrew L. Asher to the role of Executive Vice President and Chief Financial Officer of Centene, effective as of May 7, 2021. In connection with the appointment of Mr. Asher, Jeffrey A. Schwaneke ceased to serve as the Executive Vice President and Chief Financial Officer of Centene. Mr. Schwaneke will remain with Centene as its Executive Vice President of HealthCare Enterprises.

In connection with Mr. Asher’s appointment, Centene entered into a letter agreement with Mr. Asher (the “Letter Agreement”). The Letter Agreement provides that Mr. Asher will report to Michael F. Neidorff, Chairman, President and Chief Executive Officer of Centene. Mr. Asher will have a base salary of $975,000 and a target annual cash bonus of 100% of his base salary. Mr. Asher will remain eligible to participate in Centene’s cash long-term incentive plan, with a target cash opportunity of 100% of his base salary and with the potential to earn up to 200% of his target opportunity. The Letter Agreement further provides that Mr. Asher will receive an one-time award of 50,000 time-based restricted stock units, which will vest in equal installments on the first three anniversaries of the date of grant.

Mr. Asher, age 52, joined Centene in connection with the closing of Centene’s acquisition of WellCare Health Plans, Inc. (“WellCare”) in January 2020, and prior to his appointment as Executive Vice President and Chief Financial Officer of Centene, served as Executive Vice President, Envolve Health and Chief Executive Officer, Envolve Pharmacy Solutions. Prior to joining Centene, Mr. Asher served as chief financial officer of WellCare for six years and oversaw all aspects of the finance organization. Before joining WellCare, Mr. Asher held senior finance positions at Aetna as well as Coventry Health Care and has over 30 years of experience in finance. Mr. Asher holds a bachelor’s degree in accounting from the University of Florida and a master’s in taxation from the University of Central Florida.

There was no other arrangement or understanding pursuant to which Mr. Asher was selected as an officer of Centene. There are no family relationships between Mr. Asher and any director or executive officer of Centene, or any person chosen by Centene to become a director or executive officer. There are no related party transactions in respect of Centene of the kind described in Item 404(a) of Regulation S-K in which Mr. Asher was a participant.

The foregoing description of the Letter Agreement is not complete and is subject to and qualified in its entirety by reference to the Letter Agreement.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the press release announcing the events described in Item 5.02 above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Centene Corporation Press Release issued May 7, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	May 7, 2021	By:	/s/ Christopher A. Koster
Christopher A. Koster Senior Vice President, General Counsel and Secretary